                                                                   EXHIBIT 10.12

                           DATED JANUARY 22, 1998
                           ----------------------





                            (1)    LUCAS LIMITED

                                   - and -

                      (2)  LUCAS INDIEL ARGENTINA S.A.




                    -------------------------------------

                           DISTRIBUTION AGREEMENT

                    -------------------------------------

                                  Argentina

THIS AGREEMENT is made on 22nd day of January 1998

BETWEEN:

(1) LUCAS AFTERMARKET OPERATIONS, a division of LUCAS LIMITED a company incorporated in England and Wales with Registered Number 872948 whose registered office is at Stratford Road, Solihull B90 4LA, England ("Lucas").

     AND

(2) LUCAS INDIEL ARGENTINA S.A. whose principal place of business is at Calle 111 entre 3 y 1 bis - Parque Industrial Zona Norte, 5700 San Luis, (Pcia.San Luis) - C. Correo 572, Argentina ("the Distributor").

WHEREBY IT IS AGREED as follows:

1.   DEFINITIONS
     -----------

     In this Agreement the expressions set out in column 1 of the First Schedule shall (unless inconsistent with the context) have the meanings set out opposite them in column 2 of that Schedule.

2.   APPOINTMENT
     -----------

     2.1 With effect on and from the Commencement Date Lucas hereby appoints the Distributor to be a distributor of the Products in the Aftermarket in the Territory and the Distributor agrees to act as such distributor upon and subject to the terms set out in this Agreement. Lucas shall not during the term of this Agreement grant any distributor, agent or person, whether within or outside the Territory other than the Distributor, the right to sell, offer for sale or negotiate the sale of Products in the Aftermarket within, or for delivery in, the Territory nor shall Lucas itself directly or indirectly (but subject to clauses 6.1 to 6.4) sell or offer for sale any Products in the Aftermarket to customers in, or who require delivery in, the Territory or who Lucas knows or has good reason to believe intend to sell Products in the Aftermarket in the Territory.

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

     2.2 Notwithstanding clause 2.1 the Distributor shall not supply or agree to supply any Original Equipment Manufacturer with any of the Products for any application whatsoever without first obtaining Lucas' prior written consent which Lucas may in its absolute discretion refuse. Nothing in this Agreement shall however in any way restrict the Distributor from manufacturing or selling whether directly or through appointed Distribution Outlets any other spare and replacement parts in the Territory provided that they are not Competitive Goods, this being without prejudice to the Distributor's obligations under this Agreement.

3.   TERM
     ----

     Subject to clauses 12 and 14.4, this Agreement shall continue in force for the Minimum Period and shall thereafter continue in force unless and until either party shall have given the other at least 12 months' prior written notice expiring on or at any time after the expiry of the Minimum Period.

4.   SUPPLY OF PRODUCTS
     ------------------

     Lucas shall use all reasonable endeavours to supply or procure the supply of Products written orders for which are made by the Distributor in accordance with the provisions of this Agreement. Products shall be supplied within such lead time period for orders as may be agreed between the parties from time to time and subject thereto Lucas shall deliver Products at the times required by the Distributor.

5.   RELATIONSHIP OF PARTIES
     -----------------------

     Each of the parties is an independent contractor and nothing contained in this Agreement shall be construed to imply that there is any relationship between the parties of partnership or of principal/agent or of employer/employee nor are the parties hereby engaging in a joint venture; and accordingly neither of the parties shall have any right or authority to pledge the credit of the other or to act on behalf of the other nor to bind the other by contract or otherwise unless expressly permitted by the terms of this Agreement.

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

6.   LUCAS' RIGHTS AND OBLIGATIONS
     -----------------------------

     6.1 Subject to clauses 6.2, 6.3 and 6.4 Lucas will sell Products in the Territory only to the Distributor PROVIDED ALWAYS that Lucas may sell Products in the Territory:

            6.1.1    to Original Equipment Manufacturers;

            6.1.2    to Government Departments;

            6.1.3    to Armed Forces;

            provided that, subject to clause 2.2, the Distributor may sell Products in the Territory to the classes of customer specified in this clause 6.1.

     6.2 If the Distributor is unable or refuses to distribute any of the Products in the Territory in accordance with the terms of this Agreement then Lucas may at its sole discretion sell such Products in the Territory either for its own account or through a third party.

     6.3 In good time prior to the commencement of each Agreement Year other than the first Agreement Year, Lucas and the Distributor will meet to discuss and negotiate in good faith with a view to agreeing the Minimum Purchase Target for the forthcoming Agreement Year and if the parties reach such agreement the sum agreed will be the Minimum Purchase Target for such Agreement Year but if the parties fail to reach such agreement the Minimum Purchase Target for the Agreement Year immediately preceding such forthcoming Agreement Year shall be the Minimum Purchase Target for such forthcoming Agreement Year. If at the end of the third or fourth Agreement Year the Distributor shall not have achieved the Minimum Purchase Target for such third or fourth Agreement Year Lucas' sole right in relation to such non-achievement (but without prejudice to the other express terms of this Agreement) shall be to convert the rights granted to the Distributor under clause 6.1 into Non-Exclusive Rights (but otherwise on the terms of this Agreement) by summarily giving written notice to the Distributor to that effect and Lucas shall then be entitled following the giving of such notice freely to sell Products in the Territory and/or appoint any other distributor(s) in the Territory to do so provided always that Lucas shall not be entitled so to convert if and to the extent that the Minimum Purchase Target in respect of the third or fourth Agreement Year has not been achieved because of (a) Force Majeure (b) any breach of this Agreement by Lucas or (c) prevailing local market conditions which have generally affected all distributors' selling products which are similar to the Products in the Aftermarket in the Territory and which are beyond the control of the Distributor and which have materially changed since the Commencement Date or, if applicable, since the end of the latest Agreement Year in which the Minimum Purchase Target has been achieved.

     6.4 Nothing contained in this Agreement shall prevent or restrict Varga if and when it becomes a Lucas Associate Company from selling in the Territory its range of braking products whether under any Varga brand name or trade mark or under any of the Trade Marks.

     6.5 Lucas will supply to the Distributor such Documentation as shall be reasonably necessary to support the sale of Products in the Territory and will provide such other promotional support as Lucas in its sole discretion considers necessary.

     6.6 Insofar as it is appropriate to do so, Lucas will within a reasonable time following a request from the Distributor and without charge to the Distributor (a) at the reasonable request of the Distributor train or advise on the training of service, sales and marketing personnel of the Distributor; and (b) supply to the Distributor technical literature for use in connection with the service and repair of Products.

     6.7 Lucas will reimburse the Distributor for Warranty Replacement in accordance with the Lucas labour scales current at the Commencement Date or such other scales as may be agreed between Lucas and the Distributor from time to time.

     6.8 Lucas will, at the reasonable request of, and subject to reasonable prior notice being given by, the Distributor, make available personnel support which Lucas in its absolute discretion considers appropriate for promotional events such as exhibitions and/or customer visits.

     6.9 Lucas will appoint a person as the main point of contact at Lucas for all matters concerning this Agreement and whose responsibility it will be to ensure that the Distributor has a ready point of contact at all reasonable times. Lucas will notify the Distributor of the name, business address, telephone and fax numbers of such person within 14 days of the Commencement Date. Lucas may change its appointee from time to time.

     6.10 Based on market statistics and sales history, Lucas will from time to time make recommendations to the Distributor in relation to the quantities of stock of Products which it would be appropriate for the Distributor to hold provided that Lucas shall have no liability whatsoever to the Distributor in relation to any such recommendation.

     6.11 The Distributor will have the right to participate in any Lucas stock cleanse policy which is from time to time in force, the terms of which shall be in the absolute discretion of Lucas.

     6.12 Lucas will indemnify and hold the Distributor harmless against all actions, claims, costs, demands, expenses and liabilities in respect of any death, personal injury and loss or damage to property made against, incurred or suffered by the Distributor from any defective Product supplied by Lucas pursuant to this Agreement provided that the limit of Lucas' liability under this clause shall be an amount equal to US$10,000,000 for each and every event and in the aggregate in any one year of insurance pursuant to the policy of insurance effected under clause 6.13.

     6.13 Without prejudice to the provisions of clause 6.12 above, Lucas will effect and maintain or cause another Lucas Associate Company to effect and maintain for its and the Lucas Associate Company's benefit insurance in respect of product liability for the Products supplied by Lucas to the

            Distributor in an amount equal to not less than US$10,000,000 for each and every event and in the aggregate in any one year of insurance under such policy and will at the request of the Distributor from time to time during the life of this Agreement produce written evidence that such insurance is in force. Insofar as and to the extent that Lucas or any such other Lucas Associate Company receives any proceeds of insurance in respect of a claim made by the Distributor in respect of Products supplied to the Distributor pursuant to this Agreement such proceedings shall be held on trust by Lucas or any such Lucas Associate Company for the Distributor, pro rata where the insurance proceeds recovered include monies in respect of claim(s) other than the Distributor's claim.

7.   DISTRIBUTOR'S OBLIGATIONS
     -------------------------

     7.1 The Distributor will use its reasonable endeavours to achieve the maximum possible sales of Products in the Territory by appropriate means including, without limitation (a) through Distribution Outlets, attendance at trade shows and the organisation of sales and other promotions; (b) by employing proficient marketing and sales technical specialists and other personnel; and (c) by maintaining a sufficient stock of Products.

     7.2 The Distributor warrants that it will maintain during the continuance of this Agreement (at the Distributor's cost and expense unless otherwise agreed by Lucas in writing) all permissions, licences, consents, authorisations, orders, grants or approvals that it has at the Commencement Date and will use its best efforts to obtain any additional ones that may after the Commencement Date be required to enable the Distributor to sell the Products and perform its other obligations in accordance with the terms of this Agreement.

     7.3 The Distributor shall notify Lucas in writing of any change of Controllers within five days after such change.

     7.4    The Distributor shall at its own cost and expense:

            7.4.1 be entitled to use Distribution Outlets to maximise sales of the Products in or to the Territory subject always to the provisions of clause 7.8;

            7.4.2    provide to any Distribution Outlet used pursuant to clause
                     7.8 such Documentation as may be reasonably required by such Distribution Outlet;

            7.4.3 provide Lucas with such other information relating to the performance, development and operation of the Distributor's marketing and sales of Products and to the market for the same as Lucas may from time to time reasonably request.

     7.5 The Distributor will carry out Warranty Replacement on behalf of Lucas according to the provisions contained in the appropriate warranty policy set out in clause 7 of the Conditions of Sale as may be modified by agreement between the Distributor and Lucas from time to time.

     7.6 The Distributor shall not without the previous written consent of Lucas be engaged, concerned or interested either directly or indirectly in the supply of Competitive Goods in the Territory provided always that:

            7.6.1 the foregoing provisions of this clause 7.6 shall not apply to any products which, or the packaging of which, are not branded with the Trade Marks and which:

                     7.6.1.1 at the date hereof are in the product portfolio of the Prestolite Group;

                     7.6.1.2 become part of the product portfolio of the Prestolite Group hereafter and Lucas shall have given its prior written consent to the Distributor supplying the same in the Territory, such consent not to be unreasonably withheld;

                     7.6.1.3 are manufactured at the date hereof by Lucas Automotive (Pty) Limited in South Africa or by any other company or business which on the Commencement Date becomes part of the Prestolite Group by acquisition from Lucas or a Lucas Associate Company;

                     7.6.1.4    are Second Tier Products; or

                     7.6.1.5 are products which are similar or competitive with Lucas KK Products but which are now or at any time hereafter manufactured by the Distributor or any other member of the Prestolite Group.

            7.6.2 notwithstanding the provisions of clause 7.6.1 the Distributor shall not be engaged, concerned or interested either directly or indirectly in the supply of diesel spare or replacement parts in the Original Equipment Service in the Territory.

     7.7 The Distributor shall provide such technical facilities as are necessary to enable the Distributor to repair and service Products and provide warranty support to a standard consistent with that which exists at the Commencement Date or to such higher standard as shall be necessary in the future to keep up to date with developments in the marketplace generally and which shall be reasonably stipulated by Lucas to its distributors generally.

     7.8 The Distributor shall have the right to continue dealing with any Distribution Outlets in the Territory in existence at the Commencement Date on such terms and under such agreements as shall then be in place (but not so that Lucas shall have any liability if any Distribution Outlet does not independently of any direction from Lucas wish to deal with the Distributor) and shall have the right after the Commencement Date to appoint Distribution Outlets in the Territory in respect of Products subject to the following provisions:

            7.8.1 the Distributor shall notify Lucas in writing within 14 days of the appointment of each additional Lucas Authorised Distribution Outlet;

            7.8.2 the Distributor shall not grant or seek to grant any Distribution Outlet any rights in relation to the Trade Marks without the prior written consent of Lucas which it may either refuse in its absolute discretion or grant subject to such conditions as it shall in its absolute discretion decide;

            7.8.3 the Distributor shall not hereafter grant any Distribution Outlet exclusivity in relation to the sale or use of Products in any country or part thereof;

            7.8.4 in relation to the appointment of any additional Lucas Authorised Distribution Outlets, each Sub-Agreement shall
                     (a) be capable of termination by the Distributor no later than the termination of this Agreement; and (b) incorporate a provision enabling the benefit and burden of the Sub-Agreement to be assigned to Lucas, or a person nominated by Lucas, on the termination of this Agreement.

     7.9 The Distributor agrees to fully indemnify and keep Lucas fully indemnified against all actions, claims, costs, damages, expenses and liabilities whatsoever suffered or incurred by Lucas (a) as a result of things done to or in respect of any Products for which things the Distributor is responsible, including, without limitation, the mode of sale, storage, fitting or repair of Products; (b) arising directly or indirectly from any breach of this Agreement by the Distributor; or (c) as a result of a claim made against Lucas by any third party as a result of any act or omission of a Distribution Outlet which would have been a breach of this Agreement if the Distribution Outlet had been a party to this Agreement. In addition the

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            Distributor will use reasonable endeavours to ensure that
            Distribution Outlets comply with the terms and agreements applicable to them in relation to the sale of Products.

     7.10 The Distributor will not actively seek customers for the Products outside the Territory nor establish any branch reselling Products nor maintain any distribution depot for Products outside the Territory.

     7.11 Save where any mandatory provision of any applicable law prohibits such a restriction, the Distributor shall not without the prior written consent of Lucas sell any of the Products outside the Territory or to any person, firm or company inside the Territory where the Distributor knows or has good reason to believe that the Products in question will be sold outside the Territory.

     7.12 The Distributor shall promptly refer to Lucas any enquiries or orders for Products received by the Distributor from persons, firms or companies outside the Territory.

8.   PRICE AND TERMS OF CONTRACT
     ---------------------------

     8.1 The prices for the Products to the Distributor shall be those from time to time agreed by the parties and failing such agreement shall be those prices notified from time to time by Lucas to the Distributor. Such prices are on the basis of delivery FOB the country from which the Products are being supplied which is the manner in which Lucas shall deliver the Products to the Distributor.

     8.2 Payment for Products supplied by Lucas to the Distributor pursuant to this Agreement shall be made in sterling 120 days after the end of the month in which delivery is made.

     8.3 The Conditions of Sale and the terms of this Agreement shall apply in relation to the sale of any Products by Lucas to the Distributor pursuant to this Agreement, which Conditions of Sale and the other provisions of this Agreement shall apply to the exclusion of any terms and conditions of purchase from time to time used by the Distributor, whether or not such terms and conditions are endorsed upon or delivered with any document sent by either party to the other from time to time. In the event of any conflict between the Conditions of Sale and the terms of this Agreement, the terms of this Agreement shall prevail.

9.   INTELLECTUAL PROPERTY
     ---------------------

     9.1 The Distributor acknowledges that the Trade Marks are owned and controlled by Lucas and disclaims any rights (save as may separately be or have been granted in writing by Lucas or any Lucas Associate Company to the Distributor) to the Trade Marks.

     9.2 The Distributor will inform Lucas of any infringement of any patents, trade marks, copyright or other intellectual property rights owned by Lucas relating to Products immediately the Distributor becomes aware of any such infringement.

     9.3 The Distributor will not without the prior written consent of Lucas remove, obscure or in any way tamper with the name plates, marks or numbers on Products or on the packaging of Products.

     9.4 The Distributor will not use the Trade Marks in any manner not previously approved in writing by Lucas and in particular but without limiting the generality of the foregoing the Distributor shall not use the Trade Marks as part of the corporate or trading name of the Distributor nor permit any Distribution Outlet to do likewise provided that the Distributor shall not be required to take any action against any Distribution Outlet which at the date hereof is using the Trade Marks as part of its corporate or trading name.

10.  CONFIDENTIALITY
     ---------------

     Each party undertakes that it shall not and shall ensure that its employees shall not disclose, use or permit the use of any confidential information disclosed to it by the other party except as may be necessary for complying with its obligations under this Agreement and then only in such a manner as to protect fully the confidentiality of

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     such confidential information. The obligations of non-disclosure by each party shall continue to apply notwithstanding the termination of this Agreement howsoever arising but shall not apply to any information which falls into the public domain other than by breach of such obligation of nondisclosure. Registration or notification of this Agreement with or to any regulatory authority shall not be a breach of confidence for the purposes of this clause.

11.  PRODUCTS
     --------

     Without prejudice to the other provisions of this Agreement Lucas reserves the right to add Products to the Second Schedule or to vary Products either by making such changes in the design, specification, production or packing of the Products as Lucas thinks fit or on reasonable notice to the Distributor withdraw from this Agreement a Product or Products if Lucas in its sole judgement considers that there are reasonable grounds for so doing.

12.  TERMINATION
     -----------

     12.1 Either party may terminate this Agreement forthwith by notice if the other of them is in breach of this Agreement and shall have failed to remedy the breach (where the breach is capable of remedy), within three months after receipt of a request in writing from the party not in breach to remedy the breach, such request indicating that failure to remedy the breach may result in termination of this Agreement.

     12.2 Lucas will also be entitled to terminate this Agreement forthwith by notice to the Distributor if:

            12.2.1 at any time the Distributor is insolvent or has a receiver, manager, administrator, administrative receiver, or liquidator, (or a person of similar status in any country) appointed over it or its undertaking assets or income or any part thereof or Lucas reasonably apprehends that any such event is about to occur in relation to the Distributor;

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

            12.2.2 there is a change in Controllers of the Distributor or of any direct or indirect parent company of the Distributor or of any company to which this Agreement may be novated as contemplated by clause 12.2.5, the new Controllers being a Lucas Competitor;

            12.2.3 the Distributor fails after having been given 7 days' notice of being in default of payment to pay any material sum due to Lucas;

            12.2.4 any distraint, execution or other process is levied or enforced on any property of the Distributor and is not paid out withdrawn or discharged within 21 days; or

            12.2.5 the Distributor has ceased to trade other than pursuant to any corporate reorganisation without insolvency under which another company in the Prestolite Group trades in place of the Distributor and to whom this Agreement is novated with Lucas' prior written consent, not to be unreasonably withheld.

13.  EFFECTS OF TERMINATION
     ----------------------

     13.1 The termination of this Agreement howsoever arising will be without prejudice to the rights and duties of either party accrued prior to termination. The clauses in this Agreement which expressly or impliedly have effect after termination will continue to be enforceable notwithstanding termination howsoever arising. Any indemnity given in this Agreement will continue to apply notwithstanding termination.

     13.2 As from the date of termination howsoever arising the Distributor will forthwith cease to hold himself out as a distributor for Lucas.

     13.3 On the termination of this Agreement howsoever arising Lucas will have the option (to be exercised by notice to be served within one month after the date of termination) of buying all or any Products owned by the Distributor at the date of exercising such option and which the Distributor is not committed by contract at such date to sell to a third party. The price for such Products will be agreed between the parties or failing such agreement will be the price previously charged by Lucas to the Distributor for the products in question (excluding the costs of supply and sales taxes) and upon the exercise of such option the Distributor will yield up such Products to Lucas or to such person as Lucas may nominate.

     13.4 On termination of this Agreement howsoever arising the Distributor shall (at the Distributor's cost and expense) forthwith yield up to Lucas or to such person as Lucas may nominate any Products in the possession of the Distributor the property in which has not passed to the Distributor.

     13.5 On termination of this Agreement howsoever arising the Distributor shall (at the Distributor's costs and expense) forthwith return to Lucas or to such other person as Lucas may nominate all technical data, commercial information, written documents and other things on loan or free issue from Lucas and all copies thereof made by the Distributor which are in the Distributor's possession, custody or control at the date of such termination and shall destroy all stationery, business literature, advertisement and similar materials bearing any of the Trade Marks (unless permitted or authorised pursuant to any other agreement in writing between Lucas or any Lucas Associate Company and the Distributor) or which refers to the Distributor as a distributor of Lucas products.

      13.6 On the termination of this Agreement howsoever arising Lucas will have the option (to be exercised by notice to be served on the Distributor on or before the date of termination) of taking an assignment of the benefit and burden of the Sub-Agreements, or any of them insofar as they relate to Products, with effect from the date of termination, without being required to pay any consideration or compensation to the Distributor in relation thereto other than as may be required by applicable law and cannot be contracted out of under such applicable law.

     13.7 The Distributor shall not be entitled to any compensation, indemnity or damages on the termination of this Agreement howsoever arising for the

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

            loss of its rights under this Agreement provided always that this clause shall (a) not exempt Lucas from liability for any breach of this Agreement by Lucas which occurred prior to termination and (b) only apply to the extent permitted by applicable law.

14.  FORCE MAJEURE
     -------------

     Neither party shall be liable to the other for any failure or delay in performing its obligations under this Agreement due to Force Majeure provided always that:

     14.1 The Distributor shall not be excused by reason of Force Majeure from its obligations to pay Lucas for Products as required by this Agreement.

     14.2 Subject to the provisions of clause 14.4 the date for performance of the contractual obligation which has been delayed by Force Majeure shall be deemed suspended for a period equal to the delay thereby caused.

     14.3 The party seeking to exempt itself from liability by virtue of the provisions of this clause 14 shall give notice to the other party within 7 days of becoming aware of the Force Majeure event or circumstance and shall at all times use all reasonable endeavours to mitigate the severity of the same.

     14.4 If the failure or delay caused by the Force Majeure event or circumstance shall extend for a continuous period of 180 days in any 365 day period, either party shall have the right to terminate this Agreement by notice to the other at any time after the expiry of such period while such Force Majeure event or circumstance continues to be operative, without thereby incurring any liability to the other party.

     14.5 The party seeking to exempt itself from liability by virtue of the provisions of this clause 14 shall not be entitled to payment from the other party in respect of extra costs and expenses incurred by virtue of the Force Majeure event or circumstance.

     14.6 If the Distributor is unable to distribute Products in the Territory in accordance with the provisions of this Agreement by reason of Force

            Majeure for a continuous period of one month then Lucas shall be entitled to distribute the Products in the Territory either itself or through another distributor but only while such Force Majeure event or circumstance continues to be operative.





15.  ASSIGNMENT
     ----------

     Neither party shall be entitled to assign the benefit or delegate the burden of this Agreement without the prior written consent of the other party save that Lucas shall be entitled to do so to any Lucas Associate Company without such consent.

16.  SEVERABILITY
     ------------

     The illegality, invalidity or unenforceability of any clause or part of this Agreement will not affect the legality, validity or enforceability of the remainder. If any such clause or part is found by any competent court or competent authority to be illegal, invalid or unenforceable the parties agree that they will substitute provisions whose effect is as similar to the offending provisions as is possible without thereby rendering them illegal, invalid or unenforceable.

17.  ENTIRE AGREEMENT
     ----------------

     17.1 This Agreement and the documents referred to in it, contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the parties relating to such transactions.

     17.2 Each of the parties acknowledges that in agreeing to enter into this Agreement it has not relied on any pre-contractual representations, warranties or other assurances in relation to the subject matter of this Agreement except those set out in this Agreement but without prejudice to any representations, warranties or other assurances given in any other agreement between the parties or between any Lucas Associate Company and the Distributor or any other company in the Prestolite Group.

     17.3 Each party hereby agrees that it shall have no remedy against the other party for any innocent or negligent misrepresentation made by such other party in relation to such transactions prior to this Agreement being entered into except to the extent that the same shall have been incorporated in this Agreement as a warranty representation or indemnity in which case any claim in relation to the same shall lie only on the basis of a breach of this Agreement or under the relevant indemnity provision.

18.  VARIATIONS
     ----------

     No variations to this Agreement shall be effective unless in writing signed by a duly authorised representative of each of the parties hereto.

19.  WAIVER
     ------

     19.1 Failure to exercise or delay in exercising on the part of either party any right, power or privilege of that party under this Agreement shall not in any circumstances operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege in any circumstances preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     19.2 Any waiver of a breach of any of the terms hereof or of any default hereunder shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

20.  NOTICES
     -------

     Any demand, notice or communication shall be made in writing and served by hand, by registered airmail post or by facsimile transmission addressed to the recipient at its registered office or its address stated in this Agreement (or such other address or facsimile number as the recipient may nominate in writing from time to time). Lucas hereby nominates:

     Lucas Limited
     Stratford Road
     Solihull
     West Midlands
     B90 4LA
     England
     Attn:        Sales and Distribution Director
     Facsimile No:    0121 697 5003

     with a copy of the notice to be sent to the Company Secretary of Lucas Limited at the above address.

     The Distributor hereby nominates:
     Lucas Indiel Argentina S.A.
     Calle 111 entre 3 y 1 bis
     Parque Industrial Zona Norte
     3700 San Luis (Pcia. San Luis)
     C. Correo 572
     Argentina

     Attn:  Managing Director

     Facsimile No: 00 54 1 454 5500

     With a copy of the notice to be addressed to "Managing Director and the Finance Director" Prestolite Electric Limited Cleveland Road, Leyland, Preston, Lancashire, PR5 1XB, England.

21.  HEADINGS
     --------

     The headings to the clauses of this Agreement shall not affect its construction.

22.  LANGUAGE
     --------

     22.1 The English language version of this Agreement shall be the authoritative version even though it may have been translated into some other language.

     22.2 All communications between the parties shall unless otherwise agreed in writing be in the English language.

23.  EXPENSES
     --------

     Except where otherwise expressly provided herein each party will bear its own costs and expenses in relation to the preparation completion and operation of this Agreement.

24.  ENGLISH LAW
     -----------

     The formation, construction, performance, validity and all aspects whatsoever of this Agreement shall be governed by English law. If any party wishes to take legal action arising out of this Agreement it shall have the option of either proceeding in the English Courts or (if different) in the Courts having jurisdiction in the place of residence or business of the proposed defendant.

                                 FIRST SCHEDULE
                                 --------------
                                 (DEFINITIONS)
                                 -------------


Column 1                                 Column 2
--------                                 --------
"the Aftermarket"                        means the market for (a) spare and
                                         replacement parts for components and
                                         sub-assemblies comprised within
                                         products of Original Equipment
                                         Manufacturers and (b) automotive
                                         accessories and test equipment.

"Agreement Year"                         means (i) the period from the
                                         Commencement Date until 31st December
                                         1998; (ii) a period of twelve (12)
                                         months beginning thereafter on each
                                         1st January during the life of this
                                         Agreement except that should this
                                         Agreement terminate on a day other
                                         than 31st December in any year the
                                         final "Agreement Year" shall be the
                                         period from the last 1st January
                                         preceding the date of termination to
                                         the date of termination

"the Commencement Date"                  means the date hereof.

"Competitive Goods"                      means those goods which are similar
                                         to and/or competitive with  those
                                         Products listed in the Second
                                         Schedule which are marked with an
                                         asterisk including but not limited to
                                         Lucas KK Products.

"Conditions of Sale"                     means the terms and conditions of
                                         sale set out in Annex "A" or any
                                         modification thereof from time to
                                         time agreed between the Distributor
                                         and Lucas.

"Controllers"                            means persons able to decide or
                                         influence the management or policies
                                         of the relevant company in any
                                         material respect including (without
                                         prejudice to the generality of the
                                         foregoing), its owners, its
                                         directors, any of its partners or any
                                         majority of its shareholders.

"Distribution Outlets"                   means wholesalers, retailers,
                                         sub-distributors, dealers, stockists,
                                         service outlets, garages, workshops
                                         and other persons who buy or acquire
                                         or are to buy or acquire Products
                                         from the Distributor otherwise than
                                         as the ultimate end user of those
                                         Products and includes Lucas
                                         Authorised Distribution Outlets.

"Documentation"                          means designs and literature
                                         including, without prejudice to the
                                         generality of the foregoing,
                                         catalogues and leaflets, produced by
                                         or at the direction of Lucas for the
                                         purpose of promoting Products.

"FOB" has the meaning given to such expression in Incoterms 1990 provided that where there is any conflict between the rights, duties and obligations of the parties as set out in Incoterms and those set out in this Agreement, those set out in this Agreement shall prevail.

"Force Majeure"                          means any event or circumstance of
                                         the following kinds which is beyond
                                         the reasonable control of the party
                                         in question:

                                         governmental actions, war, riots, civil
                                         commotion, fire, flood, tempests or
                                         other extreme weather conditions,
                                         epidemics, acts of terrorism, bombings,
                                         explosion, acts of God, other natural
                                         disasters or any event or circumstance
                                         similar in nature to the foregoing.

"Lucas Associate Company"                means LucasVarity plc or any company
                                         or entity which is ultimately
                                         controlled by or under the same
                                         control direct or indirect as
                                         LucasVarity plc from time to time and
                                         at the time that the relevant clause
                                         in which such expression appears has
                                         application, which where a claim is
                                         to be made under the relevant clause
                                         shall mean when the cause of action
                                         accrued under such clause.

"Lucas Authorised                        means Distribution Outlets which, by
Distribution Outlets"                    virtue of the specialist activities
                                         they undertake, need to be associated
                                         with the Lucas name, including by way
                                         of example only, Diesel Diagnostic
                                         Centres.

"Lucas Competitor"                       means any of the following companies
                                         or entities and any company or entity
                                         which from time to time and at the
                                         time that the relevant clause in
                                         which such expression appears has
                                         application is ultimately controlled
                                         by or under the same control direct
                                         or indirect as any of the following:
                                         Bosch, Magneti Marelli and Valeo.

"Lucas KK Products"                      means (a) those starter motors and
                                         alternators which are at the
                                         Commencement Date in the product
                                         range of Lucas Aftermarket KK (a
                                         Japanese corporation) namely starter
                                         motors and alternators which are for
                                         vehicles whose country of origin is
                                         in Asia or whose original electrics
                                         equipment is of Asian origin ("Asian
                                         Vehicles") as such starter motors and
                                         alternators may be improved or
                                         modified from time to time and (b)
                                         those starter motors and alternators
                                         which are sold by Lucas Aftermarket
                                         KK after the Commencement Date for
                                         Asian Vehicles ("New KK Products")
                                         provided that products will only be
                                         Competitive Goods in relation to New
                                         KK Products for the purposes of this
                                         Agreement if the Distributor so
                                         consents such consent not to be
                                         unreasonably withheld or delayed and
                                         it shall not be reasonable for the
                                         Distributor to withhold its consent
                                         if neither the Distributor nor any
                                         other company in the Prestolite Group
                                         at the time such consent is sought
                                         manufactures, sells or distributes a
                                         product or has a product in actual
                                         development which in either case is
                                         interchangeable with such New KK
                                         Product.

"Minimum Period"                         means the period of 5 years
                                         commencing on the Commencement  Date.

"Minimum Purchase Target"                means in respect of the first
                                         Agreement Year sales of Products by
                                         Lucas to the Distributor having a Net
                                         Invoice Value of

                                         US $2,077,350 and in respect of each
                                         subsequent Agreement Year such sales
                                         having a Net Invoice Value of the
                                         amount agreed between the parties or
                                         determined pursuant to clause 6.3.

"Net Invoice Value"                      means the invoiced value of Products
                                         after deduction of (a) discounts
                                         (other than discounts for prompt
                                         payment); (b) VAT or similar taxes;
                                         and (c) any freight or insurance
                                         charges shown separately on the
                                         relevant invoice.

"Non-Exclusive Right"                    means a right enjoyed by the
                                         Distributor in common with Lucas and
                                         all other persons to whom Lucas shall
                                         grant a like right.

"Original Equipment                      means any manufacturer or assembler
Manufacturer"                            of transport vehicles, engines or
                                         similar equipment including, but not
                                         limited to, a manufacturer or
                                         assembler of motor cars, vans, buses,
                                         coaches, forklifts, industrial
                                         vehicles, trucks, tractors, or
                                         marine, motive power or stationary
                                         engines or a manufacturer of
                                         components or sub-assemblies to be
                                         fitted as original equipment to such
                                         vehicles, engines or similar
                                         equipment.

"Original Equipment Service"             means the market for supplies of spare
                                         and replacement parts to any Original
                                         Equipment Manufacturer other than for
                                         fitting as original equipment or to any
                                         dealer of any Original

                                         Equipment Manufacturer in its capacity
                                         as a dealer for such Original Equipment
                                         Manufacturer.

"Prestolite Group"                       means PEI Holding Incorporated and
                                         any company or entity which is
                                         ultimately controlled by or under the
                                         same control direct or indirect as
                                         PEI Holding Incorporated from time to
                                         time and at the time that the
                                         relevant clause in which such
                                         expression appears has application,
                                         which where a claim is to be made
                                         under the relevant clause shall mean
                                         when the cause of action accrued
                                         under such clause.

"Products"                               means the range of products set out
                                         in the Second Schedule hereto
                                         available from the Lucas Aftermarket
                                         Operations division of Lucas and such
                                         other product as may be agreed
                                         between Lucas and the Distributor
                                         from time to time subject to the
                                         provisions of clause 11.

"Second Tier Products"                   means a starter motor or alternator
                                         which is clearly aimed at a different
                                         market sector than a Lucas branded
                                         starter motor or alternator being a
                                         market which does not require a
                                         premium branded product but requires
                                         a product which is markedly cheaper
                                         than a premium branded product and
                                         which is prepared to accept a product
                                         which is of inferior quality and/or
                                         is sold with a less favourable
                                         warranty or other less favourable
                                         conditions that that or those
                                         applicable to premium branded
                                         products, "Second Tier Products"
                                         being best illustrated by the starter
                                         motors and alternators which are
                                         manufactured or sourced at the date
                                         hereof by Lucas Automotive (Pty)
                                         Limited in South Africa and marketed
                                         under the brand name "Electrotech".

"Sub-Agreement"                          means any agreement between the
                                         Distributor and a Lucas Authorised
                                         Distribution Outlet of the
                                         Distributor.

"The Territory"                          means Argentina.

"Trade Marks"                            means the trade and service marks
                                         "Lucas" and or the diagonal device
                                         and or such other trade, service and
                                         other marks and names as Lucas may
                                         from time to time use in relation to
                                         the Products.

"Varga" means Freios Varga S.A. of Via Anhanguera, kilometre 147, Caixa Postal 155 CAP; 13486-915 Limara SP Brasil and any company or entity which is ultimately controlled by or under the same control direct or indirect as Freios Varga S.A. from time to time and at the time that the relevant clause in which such expression appears has application.

"Warranty Replacement"                   means a repair and/or replacement to a
                                         Product sold by the Distributor in the

                                         Aftermarket in the Territory that
                                         is also sold by Lucas to the
                                         Distributor after the Commencement
                                         Date and which a customer is entitled
                                         to have carried out under the terms
                                         of the Product Warranty given to such
                                         customer and includes a repair or
                                         replacement carried out after this
                                         Agreement has been terminated.

SIGNED by CHRIS LONG-LEATHER              )  /s/ Chris Long-Leather
--------------------------------------       ----------------------

as duly authorised attorney for and       )  Chris Long-Leather as
                                             ----------------------------
on behalf of LUCAS LIMITED                )  attorney of Lucas Limited



SIGNED by P. KIM PACKARD                  )
------    --------------
as attorney in fact for and on behalf of  )  /s/ P. Kim Packard
                                             --------------------
LUCAS INDIEL ARGENTINA S.A.               )  ____________________
---------------------------